Exhibit 99.1

Pacific Capital Bancorp Reports Third Quarter 2009 Financial Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--November 3, 2009--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company, today announced financial results for the third quarter ended September 30, 2009. As discussed in the Non-GAAP Financial Information section later in the press release, “Core Bank” represents all activities of the Company other than the Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs.

The Company’s net loss for the third quarter of 2009 was $40.7 million, or ($0.87) per common share, compared to a net loss of $47.5 million, or ($1.03) per common share, in the same period of the prior year.

For the third quarter of 2009, the Company generated $1.0 million in pre-tax, pre-provision income, compared to a loss of $4.6 million in the same period of the prior year.

Commenting on the third quarter of 2009, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “The aggressive approach we took earlier in 2009 towards resolving our problem loans helped drive a substantial decline in our credit costs, particularly in the construction and land portfolio. While our credit costs still remain elevated above historical levels, we are encouraged by the moderation we experienced in the third quarter.

“We also saw improvement in the underlying earnings power of the Bank, which generated a pre-tax, pre-provision profit of $1.0 million in the third quarter of 2009. Our liquidity remains strong and we continue to see solid deposit growth. During the third quarter, our total deposits increased $279 million, including an increase of $85 million in non-interest bearing deposits,” said Leis.

Capital Ratios

At September 30, 2009, the Company’s wholly-owned subsidiary, Pacific Capital Bank, N.A. had a Tier 1 leverage ratio of 5.6%, a Tier 1 capital ratio of 7.9% and a Total Risk-Based capital ratio of 10.8%. These ratios exceed the levels to be considered “well capitalized” under generally applicable regulatory guidelines. However, the Tier 1 leverage ratio and Total Risk-Based capital ratio were not sufficient to meet the higher levels that the Bank has agreed with the Office of the Comptroller of the Currency (the “OCC”) to maintain.

“Our capital ratios remained relatively stable during the third quarter, and with the help of our outside financial advisors, we continue to actively explore possibilities for further strengthening our capital position going forward,” said Leis.

Statement of Operations

The Company’s net interest income for the third quarter of 2009 was $50.7 million, compared with $60.8 million in the same quarter of 2008. Net interest income for the Core Bank was $51.9 million in the third quarter of 2009, compared with $61.5 million in the same period last year. The decrease in Core Bank net interest income is primarily attributable to a decline in net interest margin.

The Company’s net interest margin for the third quarter of 2009 was 2.68%, which compares with 3.46% in the third quarter of 2008. Net interest margin for the Core Bank was 2.93% in the third quarter of 2009, compared to a net interest margin of 2.99% for the Core Bank in the second quarter of 2009. The sequential quarter decline in net interest margin was due to increased investments in low-yielding assets that provide greater liquidity.

The Company’s non-interest income was $12.7 million in the third quarter of 2009, compared with $16.7 million in the third quarter of 2008. Non-interest income for the Core Bank was $12.2 million in the third quarter of 2009, compared with $16.3 million in the third quarter of 2008. The decline is due primarily to lower dividends from FHLB stock, lower trust and investment advisory fees attributable to a decline in asset valuations, and a $1.3 million loss recorded on the sale of commercial real estate loans.

Non-interest expense was $62.4 million in the third quarter of 2009, compared with $82.1 million in the third quarter of 2008. Non-interest expense for the Core Bank was $59.1 million in the third quarter of 2009, compared with $76.2 million in the third quarter of 2008. The decline in non-interest expense for the Core Bank is primarily due to a $22.1 million charge to reflect the impairment of goodwill that was recorded in the third quarter of 2008.

Balance Sheet

The Company’s total gross loans held for investment were $5.37 billion at September 30, 2009, compared with $5.65 billion at June 30, 2009, and $5.72 billion at September 30, 2008. The sequential quarter decline in total gross loans is primarily attributable to the sale of approximately $86 million in commercial real estate loans and approximately $116 million in residential real estate loans. During the third quarter, the Bank renewed $257 million in loans, made approximately $122 million in new loan commitments, and funded $76 million of new loans.

The Company’s total deposits were $5.53 billion at September 30, 2009, compared to $5.25 billion at June 30, 2009, and $4.94 billion at September 30, 2008. Excluding RAL-related deposits, total deposits were $5.39 billion at September 30, 2009, compared to $4.98 billion at June 30, 2009. The increase in Core Bank total deposits is attributable to higher balances of non-interest-bearing demand deposits and CDs.

Asset Quality

The Company recorded a provision for loan losses in the Core Bank of $47.1 million for the third quarter of 2009. The provision for loan losses included the following components:

  $35.1 million to cover net charge-offs in the Core Bank, of which approximately $13.3 million related to the Construction and Land portfolio, $12.4 million related to the Commercial and Industrial portfolio, and $4.1 million related to the Residential Real Estate portfolio
  $11.4 million added to the allowance for loan losses in the Core Bank to reflect an increase in qualitative factors and higher loss rates in recent quarters

The Company also recorded a negative provision of $4.8 million in the third quarter of 2009 to reflect recoveries on RALs that had previously been charged-off.

Total non-performing assets (NPAs) were $384.8 million at September 30, 2009, compared to $348.3 million at June 30, 2009. The increase was primarily attributable to higher NPAs in the Commercial Real Estate and Residential Real Estate portfolios.

Approximately 21% of the Bank’s total non-performing assets at September 30, 2009 were still current on interest and principal payments. These credits have been placed on non-performing status due to the identification of some form of impairment, such as a decline in collateral value. If these borrowers continue to demonstrate the ability to service their debt according to the agreed upon terms, the loans could be moved back to performing status in future quarters.

The following tables provide comparative asset quality data for the comparable three-month periods of the Core Bank (dollars in millions):

	September 30,	June 30,
	2009	2009

Allowance for loan losses	$269.4	$258.0
Allowance for loan losses/total loans	5.02%	4.57%

Total non-performing assets	$384.8	$348.3
Total non-performing assets/total assets	5.14%	5.00%

Allowance to non-performing loans	78%	80%

Net charge-offs	$35.1	$77.1
Annualized net charge-offs/total average loans	2.50%	5.40%

	September 30,	September 30,
	2009	2008

Allowance for loan losses	$269.4	$122.1
Allowance for loan losses/total loans	5.02%	2.13%

Total non-performing assets	$384.8	$171.6
Total non-performing assets/total assets	5.14%	2.23%

Allowance to non-performing loans	78%	73%

Net charge-offs	$35.1	$18.1
Annualized net charge-offs/total average loans	2.50%	1.25%

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its third quarter 2009 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 46 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

Certain matters contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Such forward-looking statements are typically preceded by, followed by or include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California, including without limitation unemployment trends, weakening or continued weak demand for products or services of the Company or of its customers or declines in asset values; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which the Company engages; (7) unfavorable conditions in the capital markets; (8) challenges in opening additional branches or integrating acquisitions; (9) the possibility that the Company may not be able to achieve the higher minimum capital ratios that it has agreed to maintain with the OCC; and (10) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Comparisons of results or balances between historical periods or dates do not mean or imply that the same or similar trends will continue or be evident in any future period. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL and RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

The information that excludes balances and results of the RAL and RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance.

Consolidated Balance Sheets
(dollars in thousands)
						% Change
	As of					9/30/2009 vs.	9/30/2009 vs.
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2009	9/30/2008
	(unaudited)	(unaudited)	(unaudited)		(unaudited)	(annualized)
Assets:
Cash and due from banks	$38,374	$53,043	$57,665	$79,367	$120,482	(110.6%)	(68.1%)
Interest-bearing demand deposits in other financial institutions	965,894	343,654	1,236,220	1,859,154	1,500	724.3%	—
Federal funds sold	—	—	—	—	55,000	—	(100.0%)
Trading securities	5,990	78,135	205,450	213,939	202,557	(369.3%)	(97.0%)
Available-for-sale securities	1,298,340	956,309	1,465,105	1,178,743	990,083	143.1%	31.1%
Loans held for sale	20,128	20,650	20,638	11,137	145,350	(10.1%)	(86.2%)
Loans held for investment	5,373,940	5,647,798	5,754,107	5,764,856	5,722,464	(19.4%)	(6.1%)
Allowance for loan losses	(269,389)	(258,032)	(144,307)	(140,908)	(122,097)	(17.6%)	(120.6%)
Total loans held for investment, net	5,104,551	5,389,766	5,609,800	5,623,948	5,600,367	(21.2%)	(8.9%)
Premises and equipment, net	77,644	80,146	83,091	78,608	79,409	(12.5%)	(2.2%)
Goodwill	—	—	128,710	128,710	128,710	—	(100.0%)
Other intangible assets	9,106	8,711	9,109	9,818	11,189	18.1%	(18.6%)
Other assets	384,259	383,018	406,066	389,596	353,349	1.3%	8.7%
Total assets	$7,904,286	$7,313,432	$9,221,854	$9,573,020	$7,687,996	32.3%	2.8%

Liabilities:
Deposits:
Non-interest-bearing demand deposits	$1,185,903	$1,101,375	$1,156,919	$981,944	$989,025	30.7%	19.9%
Interest-bearing deposits:
NOW accounts	947,894	985,954	1,116,008	1,044,301	995,181	(15.4%)	(4.8%)
Money market deposit accounts	310,972	405,531	582,717	612,710	561,297	(93.3%)	(44.6%)
Other savings deposits	370,688	389,116	363,758	320,842	261,085	(18.9%)	42.0%
Time certificates of $100,000 or more	1,469,562	1,275,420	1,626,878	1,682,974	1,234,196	60.9%	19.1%
Other time deposits	1,240,134	1,089,071	1,591,155	1,945,931	899,868	55.5%	37.8%
Total interest-bearing deposits	4,339,250	4,145,092	5,280,516	5,606,758	3,951,627	18.7%	9.8%
Total deposits	5,525,153	5,246,467	6,437,435	6,588,702	4,940,652	21.2%	11.8%

Securities sold under agreements to repurchase and Federal funds purchased	328,692	333,884	342,284	342,157	358,124	(6.2%)	(8.2%)
Long-term debt and other borrowings	1,539,211	1,195,173	1,524,783	1,740,240	1,660,986	115.1%	(7.3%)
Other liabilities	113,469	123,499	140,610	113,484	85,885	(32.5%)	32.1%
Total liabilities	7,506,525	6,899,023	8,445,112	8,784,583	7,045,647	35.2%	6.5%

Shareholders' equity	397,761	414,409	776,742	788,437	642,349	(16.1%)	(38.1%)
Total liabilities and shareholders' equity	$7,904,286	$7,313,432	$9,221,854	$9,573,020	$7,687,996	32.3%	2.8%

Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share amounts)

	For the Three-Months Ended September 30,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change

Interest income:
Loans	$75,691	$75,691	$—	$88,109	$88,109	$—	(14.1%)
Trading securities	374	374	—	2,484	2,484	—	(84.9%)
Available-for-sale securities	9,909	9,909	—	12,021	12,021	—	(17.6%)
Other	542	542	—	119	119	—	355.5%
Total interest income	86,516	86,516	—	102,733	102,733	—	(15.8%)
Interest expense:
Deposits	19,874	19,356	518	18,565	18,547	18	7.1%
Securities sold under agreements to repurchase and Federal funds purchased	2,156	2,156	—	3,444	3,444	—	(37.4%)
Long-term debt and other borrowings	13,832	13,139	693	19,902	19,209	693	(30.5%)
Total interest expense	35,862	34,651	1,211	41,911	41,200	711	(14.4%)
Net interest income/(loss)	50,654	51,865	(1,211)	60,822	61,533	(711)	(16.7%)
Provision for loan losses:
Provision for loan losses - Core Bank	47,141	47,141	—	67,659	67,659	—	(30.3%)
Provision for loan losses - RALs	(4,778)	—	(4,778)	(3,697)	—	(3,697)	(29.2%)
Total provision for loan losses	42,363	47,141	(4,778)	63,962	67,659	(3,697)	(33.8%)
Net interest income/(loss) after provision for loan losses	8,291	4,724	3,567	(3,140)	(6,126)	2,986	364.0%
Non-interest income:
Service charges and fees	6,473	6,423	50	6,926	6,890	36	(6.5%)
Trust and investment advisory fees	4,999	4,999	—	6,308	6,308	—	(20.8%)
Refund transfer fees	525	—	525	385	—	385	36.4%
Loss on securities, net	(23)	(23)	—	(487)	(487)	—	95.3%
Other	773	773	—	3,569	3,569	—	(78.3%)
Total non-interest income	12,747	12,172	575	16,701	16,280	421	(23.7%)
Non-interest expense:
Salaries and employee benefits	27,839	25,975	1,864	29,118	27,734	1,384	(4.4%)
Occupancy expense, net	6,626	6,220	406	6,462	6,177	285	2.5%
Goodwill impairment	—	—	—	22,068	22,068	—	(100.0%)
Other	27,921	26,934	987	24,484	20,200	4,284	14.0%
Total non-interest expense	62,386	59,129	3,257	82,132	76,179	5,953	(24.0%)
(Loss)/income before income taxes	(41,348)	$(42,233)	$885	(68,571)	$(66,025)	$(2,546)
Benefit for income taxes	(3,111)			(21,070)
Net loss	(38,237)			(47,501)
Dividends and accretion on preferred stock	2,511			—
Net loss available to common shareholders	$(40,748)			$(47,501)

Loss per common share - basic	$(0.87)			$(1.03)
Loss per common share - diluted *	$(0.87)			$(1.03)
Average number of common shares - basic	46,723			46,197
Average number of common shares - diluted	47,234			46,624

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

* Loss per diluted common share for the three-months ended September 30, 2009 and 2008 is calculated using basic weighted average shares outstanding.

Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share amounts)

	For the Nine-Months Ended September 30,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change

Interest income:
Loans	$383,753	$232,142	$151,611	$371,358	$262,596	$108,762	3.3%
Trading securities	5,061	5,061	—	4,121	4,121	—	22.8%
Available-for-sale securities	32,838	32,838	—	39,366	39,366	—	(16.6%)
Other	2,339	543	1,796	2,281	578	1,703	2.5%
Total interest income	423,991	270,584	153,407	417,126	306,661	110,465	1.6%
Interest expense:
Deposits	76,481	65,139	11,342	65,377	61,648	3,729	17.0%
Securities sold under agreements to repurchase and Federal funds purchased	8,019	8,011	8	9,859	9,522	337	(18.7%)
Long-term debt and other borrowings	47,286	45,024	2,262	55,516	52,536	2,980	(14.8%)
Total interest expense	131,786	118,174	13,612	130,752	123,706	7,046	0.8%
Net interest income	292,205	152,410	139,795	286,374	182,955	103,419	2.0%
Provision for loan losses:
Provision for loan losses - Core Bank	314,759	314,759	—	126,806	126,806	—	148.2%
Provision for loan losses - RALs	75,809	—	75,809	22,717	—	22,717	233.7%
Total provision for loan losses	390,568	314,759	75,809	149,523	126,806	22,717	161.2%
Net interest (loss)/income after provision for loan losses	(98,363)	(162,349)	63,986	136,851	56,149	80,702	(171.9%)
Non-interest income:
Refund transfer fees	68,076	—	68,076	68,576	—	68,576	(0.7%)
Service charges and fees	21,125	18,572	2,553	24,075	20,995	3,080	(12.3%)
Trust and investment advisory fees	15,856	15,856	—	19,477	19,477	—	(18.6%)
Gain/(loss) on securities, net	241	241	—	(422)	(422)	—	157.1%
Gain on sale of RALs, net	—	—	—	44,580	—	44,580	(100.0%)
Other	4,440	4,440	—	7,888	7,888	—	(43.7%)
Total non-interest income	109,738	39,109	70,629	164,174	47,938	116,236	(33.2%)
Non-interest expense:
Goodwill impairment	128,710	128,710	—	22,068	22,068	—	483.2%
Salaries and employee benefits	93,456	81,981	11,475	96,108	86,149	9,959	(2.8%)
Refund program fees	47,428	—	47,428	58,439	—	58,439	(18.8%)
Occupancy expense, net	19,894	18,793	1,101	20,198	19,331	867	(1.5%)
Other	112,453	100,014	12,439	71,812	59,533	12,279	56.6%
Total non-interest expense	401,941	329,498	72,443	268,625	187,081	81,544	49.6%
(Loss)/income before income taxes	(390,566)	$(452,738)	$62,172	32,400	$(82,994)	$115,394
Provision for income taxes	13,237			13,311
Net (loss)/income	(403,803)			19,089
Dividends and accretion on preferred stock	7,452			—
Net (loss)/income available to common shareholders	$(411,255)			$19,089

(Loss)/income per common share - basic	$(8.81)			$0.41
(Loss)/income per common share - diluted *	$(8.81)			$0.41
Average number of common shares - basic	46,680			46,169
Average number of common shares - diluted	47,189			46,526

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

* (Loss)/income per diluted common share for the nine-months ended September 30, 2009 is calculated using basic weighted average shares outstanding.

Consolidated Average Balances and Annualized Yields (unaudited)

	For the Three-Months Ended September 30,
	2009			2008
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets:
Commercial paper	$—	$—	—	$6,408	$37	2.30%
Interest-bearing demand deposits in other financial institutions	844,503	542	0.25%	—	—	—
Federal funds sold	—	—	—	19,287	82	1.69%
Securities: (1)
Taxable	769,415	6,528	3.37%	917,702	11,077	4.80%
Non-taxable	296,668	3,755	5.06%	265,132	3,428	5.17%
Total securities	1,066,083	10,283	3.84%	1,182,834	14,505	4.88%
Loans: (2)
Commercial	1,074,709	12,376	4.57%	1,207,890	18,792	6.19%
Real estate - multi family & nonresidential	2,781,170	39,600	5.70%	2,752,603	41,567	6.04%
Real estate - residential 1 - 4 family	1,095,890	15,712	5.73%	1,203,771	17,889	5.94%
Consumer	626,097	7,987	5.06%	613,796	9,831	6.37%
Other	2,185	16	2.91%	2,251	30	5.30%
Total loans, net	5,580,051	75,691	5.42%	5,780,311	88,109	6.09%
Total interest-earning assets	7,490,637	86,516	4.61%	6,988,840	102,733	5.87%
Market value adjustment (1)	28,008			18,580
Non-interest-earning assets	285,038			593,612
Total assets	$7,803,683			$7,601,032

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,723,386	2,420	0.56%	$1,891,370	4,660	0.98%
Time certificates of deposit	2,563,570	17,454	2.70%	1,849,236	13,905	2.99%
Total interest-bearing deposits	4,286,956	19,874	1.84%	3,740,606	18,565	1.97%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	332,986	2,156	2.57%	436,123	3,444	3.14%
Other borrowings	1,481,399	13,832	3.70%	1,656,597	19,902	4.78%
Total borrowed funds	1,814,385	15,988	3.49%	2,092,720	23,346	4.44%
Total interest-bearing liabilities	6,101,341	35,862	2.33%	5,833,326	41,911	2.86%
Non-interest-bearing demand deposits	1,143,928			987,336
Other liabilities	140,616			80,479
Shareholders' equity	417,798			699,891
Total liabilities and shareholders' equity	$7,803,683			$7,601,032

Net interest income/margin		$50,654	2.68%		$60,822	3.46%

Loan information Core Bank:
Consumer loans, Core Bank	625,556	7,987	5.07%	613,453	9,831	6.38%
Loans, Core Bank	5,579,499	75,691	5.38%	5,779,968	88,109	6.06%

(1)	Average securities balances are based on amortized historical cost. The adjustments for fair values are reported as market value adjustment in the table above.

(2)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Consolidated Average Balances and Annualized Yields (unaudited)

	For the Nine-Months Ended September 30,
	2009			2008
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets:
Commercial paper	$—	$—	—	$25,947	$560	2.88%
Interest-bearing demand deposits in other financial institutions	1,128,915	2,338	0.28%	—	—	—
Federal funds sold	440	1	0.30%	85,179	1,721	2.70%
Securities: (1)
Taxable	948,152	26,634	3.76%	927,040	33,935	4.89%
Non-taxable	297,867	11,265	5.04%	244,567	9,552	5.21%
Total securities	1,246,019	37,899	4.07%	1,171,607	43,487	4.96%
Loans: (2)
Commercial	1,115,192	38,179	4.58%	1,198,260	58,016	6.47%
Real estate - multi family & nonresidential	2,829,946	121,704	5.73%	2,646,493	122,913	6.19%
Real estate - residential 1 - 4 family	1,102,308	48,068	5.81%	1,140,836	51,124	5.98%
Consumer	897,698	175,743	26.17%	738,478	139,156	25.17%
Other	3,326	59	2.37%	3,338	149	5.96%
Total loans, net	5,948,470	383,753	8.61%	5,727,405	371,358	8.65%
Total interest-earning assets	8,323,844	423,991	6.80%	7,010,138	417,126	7.94%
Market value adjustment (1)	31,861			25,957
Non-interest-earning assets	537,889			589,773
Total assets	$8,893,594			$7,625,868

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,929,165	11,798	0.82%	$2,005,641	19,085	1.27%
Time certificates of deposit	3,085,516	64,683	2.80%	1,818,462	46,292	3.40%
Total interest-bearing deposits	5,014,681	76,481	2.04%	3,824,103	65,377	2.28%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	340,393	8,019	3.15%	406,597	9,859	3.24%
Other borrowings	1,520,391	47,286	4.16%	1,504,382	55,516	4.93%
Total borrowed funds	1,860,784	55,305	3.98%	1,910,979	65,375	4.57%
Total interest-bearing liabilities	6,875,465	131,786	2.57%	5,735,082	130,752	3.05%
Non-interest-bearing demand deposits	1,228,700			1,126,123
Other liabilities	117,057			55,219
Shareholders' equity	672,372			709,444
Total liabilities and shareholders' equity	$8,893,594			$7,625,868

Net interest income/margin		$292,205	4.69%		$286,374	5.46%

Loan information Core Bank:
Consumer loans, Core Bank	638,324	24,132	5.05%	603,266	30,394	6.73%
Loans, Core Bank	5,786,728	232,142	5.36%	5,592,193	262,596	6.27%

(1)	Average securities balances are based on amortized historical cost. The adjustments for fair values are reported as market value adjustment in the table above.

(2)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Key Financial Ratios (unaudited)
(dollars in thousands, except per share amounts)

	For the Three-Months Ended September 30,		For the Nine-Months Ended September 30,
	2009	2008	2009	2008
Financial Ratios:
Operating efficiency ratio Consolidated	98.36%	105.28%	100.06%	59.57%
Operating efficiency ratio Core Bank	92.30%	97.29%	172.26%	80.88%
Operating efficiency ratio RAL and RT	—	—	34.43%	37.12%

Return on average equity Consolidated	—	—	—	3.59%
Return on average equity RAL and RT	0.99%	—	43.97%	47.28%

Return on average assets Consolidated	—	—	—	0.33%
Return on average assets RAL and RT	0.49%	—	4.73%	39.50%

Capital Ratios, PCBNA:	2009	2008

Tier 1 capital to Average Tangible Assets ratio	5.6%	7.7%
Tier 1 capital to Risk Weighted Assets ratio	7.9%	9.4%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	10.8%	12.3%

Credit Quality Ratios:
Allowance for loan losses Core Bank	$269,389	$122,097
Allowance for loan losses RALs	$—	$—

Net charge-offs Consolidated	$30,327	$14,388	$261,408	$71,504
Net charge-offs Core Bank	$35,105	$18,085	$185,599	$48,787
Net charge-offs RALs	$(4,778)	$(3,697)	$75,809	$22,717

Annualized Consolidated net charge-offs to Consolidated average loans	2.16%	0.99%	5.88%	1.67%
Annualized Core Bank net charge-offs to Core Bank average loans	2.50%	1.25%	4.29%	1.17%
Annualized RAL net charge-offs to RAL average loans	—	—	62.67%	22.44%

Non-performing assets:
Nonaccrual loans	$301,442	$136,940
Loans past due 90 days or more on accrual status	14,002	445
Troubled debt restructured loans	31,181	29,022
Total non-performing loans *	346,625	166,407
Other real estate owned and other foreclosed assets	38,128	5,181
Total non-performing assets *	$384,753	$171,588
* There were no non-performing RALs as of September 30, 2009 and 2008.

Non-performing loans to Core Bank total loans held for investment	6.45%	2.91%
Non-performing assets to Core Bank total assets	5.14%	2.23%
Core Bank allowance for loan losses to non-performing loans	78%	73%
Core Bank allowance for loan losses to Core Bank total loans held for investment	5.02%	2.13%

Book value per common share:
Actual shares outstanding at end of period	46,725	46,206
Book value per common share	$4.73	$13.90
Tangible book value per common share	$4.54	$10.88

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 1, 2 and 3 of Release for 3rd Quarter Results of Operations
(dollars in thousands)

Net Interest Margin	For the Three-Months Ended September 30,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT

Net interest margin	2.68%	2.93%	—	3.46%	3.50%	—

Interest income	$86,516	$86,516	$—	$102,733	$102,733	$—
Interest expense	35,862	34,651	1,211	41,911	41,200	711
Net interest income	$50,654	$51,865	$(1,211)	$60,822	$61,533	$(711)

Average earning assets	$7,490,637	$7,023,411	$467,226	$6,988,840	$6,988,497	$343

Net Interest Margin	For the Three-Month Period Ended June 30,
	2009
	Consolidated	Core Bank	RAL and RT

Net interest margin	2.68%	2.99%	—

Interest income	$96,089	$91,856	$4,233
Interest expense	42,651	39,313	3,338
Net interest income	$53,438	$52,543	$895

Average earning assets	$7,990,787	$7,042,610	$948,177

Deposits, Core Bank	September 30, 2009	June 30, 2009	September 30, 2008

Total deposits	$5,525,153	$5,246,467	$4,940,652
Less:
Non-interest-bearing demand deposits - RAL	80,811	95,047	53,659
RAL brokered CDs	51,195	168,598	—
Total deposits, Core Bank	$5,393,147	$4,982,822	$4,886,993

Non-GAAP Net income/(loss) excluding provision for loan losses, tax provision and dividends and accretion of preferred stock

	For the Three-Months Ended September 30,
	2009	2008

Net loss available to common shareholders	$(40,748)	$(47,501)
Adjustments:
Provision for loan losses	42,363	63,962
Benefit for income taxes	(3,111)	(21,070)
Dividends and accretion on preferred stock	2,511	—
Subtotal for adjustments	41,763	42,892

Non-GAAP, net income/(loss)	$1,015	$(4,609)

Summarized Credit Quality Tables (unaudited)
Page 3 of Release for 3rd Quarter Earnings
(dollars in thousands)

Non-Performing Assets:
	2009			2008
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$51,282	$40,088	$33,914	$19,750	$13,641	$6,929	$8,183
Commercial (1)	87,471	71,563	27,569	23,302	9,022	7,560	9,168
Construction	119,775	132,914	121,788	136,602	109,828	105,207	103,252
Commercial loans	81,234	72,473	70,348	49,761	29,295	34,292	35,472
Home equity loans	6,401	6,424	6,800	4,261	4,062	3,720	4,216
Consumer loans (2)	462	587	730	716	559	391	457
Total Non-performing loans	346,625	324,049	261,149	234,392	166,407	158,099	160,748
Other real estate owned	38,128	24,298	9,911	7,100	5,181	3,695	$2,910
Total non-performing assets	$384,753	$348,347	$271,060	$241,492	$171,588	$161,794	$163,658

(1)	Commercial real estate loans includes multi-family residential real estate loans
(2)	Consumer loans include other loans

Delinquencies (31 days or more past due):
	2009			2008
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$53,482	$46,948	$40,386	$27,540	$20,409	$7,924	$11,829
Commercial (1)	100,323	83,705	44,985	34,229	14,547	23,780	17,500
Construction	169,878	168,107	145,461	153,394	161,648	132,627	130,228
Commercial loans	129,367	127,958	100,689	90,914	55,239	59,172	49,429
Home equity loans	8,211	9,073	10,849	7,929	6,169	4,917	6,693
Consumer loans (2)	1,595	2,154	1,887	2,403	2,286	1,859	1,520
Tax refund loans (RALs)	—	—	—	—	1,600	1,000	—
Total delinquent loans	$462,856	$437,945	$344,257	$316,409	$261,898	$231,279	$217,199

(1)	Commercial real estate loans includes multi-family residential real estate loans
(2)	Consumer loans include other loans

Net Charge-offs/(recoveries):
	2009			2008
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$4,115	$4,915	$1,046	$1,104	$1,106	$4,831	$—
Commercial (1)	(304)	8,312	1,714	828	344	294	—
Construction	13,345	30,125	38,066	30,847	8,228	8,158	119
Commercial loans	12,405	26,987	28,117	14,896	4,789	12,202	2,415
Home equity loans	3,821	5,664	4,178	1,915	2,568	2,334	605
Consumer loans (2)	1,723	1,052	318	1,305	1,050	714	(970)
Tax refund loans (RALs)	(4,778)	1,701	78,886	(949)	(3,697)	837	25,577
Net charge-offs	$30,327	$78,756	$152,325	$49,946	$14,388	$29,370	$27,746

(1)	Commercial real estate loans includes multi-family residential real estate loans
(2)	Consumer loans include other loans

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Executive Vice President, Investor Relations
805-884-6680
Debbie.Whiteley@pcbancorp.com
or
Tony Rossi, Financial Profiles
310-277-4711 ext. 119
trossi@finprofiles.com